Exhibit 10.43

STOCK OPTION CANCELLATION AGREEMENT

This STOCK OPTION CANCELLATION Agreement (this “Agreement”) is made and entered into on [•] (the “Effective Date”) between Vivid Seats Inc., a Delaware corporation (the “Company”) and [•] (“Optionee”).

WHEREAS, on [•], Optionee was awarded and currently holds [•] (all such shares of Class A Common Stock subject to purchase, collectively, the “Option”);

WHEREAS, the Option was granted to Optionee pursuant to the Company’s 2021 Incentive Award Plan, as amended, (the “Plan”) as an Effective Date Option Award (as defined in the Plan) and, in each case, granted pursuant to that certain Stock Option Grant Notice and Stock Option Agreement (collectively, the “Option Agreement”);

WHEREAS, the parties desire to cancel the shares subject to the Option (the “Cancelled Shares”); and

WHEREAS, Optionee has agreed to the cancellation and forfeiture of the Cancelled Shares to terminate any right, title or interest Optionee may have in or to the Cancelled Shares, which cancellation and termination shall be effective on the Effective Date.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Optionee hereby agree as follows:

1. Cancellation and Amendment. Effective as of the Effective Date:

(a) Optionee hereby waives, relinquishes and gives up any and all right, title or interest that Optionee may have in or to the Cancelled Shares. The Cancelled Shares subject to the Option are hereby terminated and cancelled and shall be of no further force or effect, and the Option Agreement shall be deemed amended to reflect such cancellation.

(b) Upon the Effective Date, the Option and the Option Agreement shall be deemed amended to provide that the Cancelled Shares shall no longer be purchasable under the Option.

2. Representations and Warranties. Optionee hereby represents and warrants as follows:

a.
The Option is held, pursuant to the Plan and the Option Agreement, by Optionee. Upon consummation of the transactions contemplated by this Agreement, Optionee shall have no further right, title or interest in or to the Cancelled Shares.
b.
Optionee has read this Agreement, understands the terms and consequences of this Agreement, has had adequate time and opportunity to consider this Agreement and to discuss this Agreement with Optionee’s counsel and advisors, is entering into this Agreement voluntarily, and is fully aware of the legal and binding effect of this Agreement. Optionee understands that Optionee is making an irrevocable election with respect to the Cancelled Shares and that, once made, Optionee cannot revoke Optionee’s election. Optionee acknowledges that the Company has not advised Optionee in connection with the income tax ramifications of this Agreement (including, without limitation, with respect to the application of Section 409A of the Internal Revenue Code of 1986, as amended). Optionee has reviewed with Optionee’s own tax advisors the tax consequences of the matters contemplated by this Agreement and is relying solely on such advisors and not on any statements or representations of the Company or any of its representatives or affiliates.
c.
This Agreement, following its execution and delivery by Optionee, will constitute the valid and binding obligation of Optionee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
d.
Optionee further understands that the effectiveness of this Agreement and the Cancelled Shares will be effective on the Effective Date. Optionee further acknowledges that Optionee has no expectation of receiving future stock option grants or other equity-based awards from the Company, and the Company is under no obligation to grant future stock options or other equity-based awards to Optionee.
e.
Neither the execution and delivery of this Agreement by Optionee nor the consummation by Optionee of the matters contemplated hereby (i) require the consent of any other person, (ii) give any other person any right in the Cancelled Shares that are to be cancelled hereunder or (iii) violate any agreement or instrument to which Optionee is a party.

3. Full Force and Effect. From and after the date of this Agreement, all references to the term “Agreement” in the Option Agreement shall include the terms contained in this Agreement. This Agreement may not be amended, modified, superseded, canceled, renewed or expanded, or any terms or covenants hereof waived, except by a writing executed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance.

4. Governing Law. This Agreement and all disputes relating to this Agreement shall be governed in all respects by the laws of the State of Delaware. The parties hereto acknowledge that this Agreement constitutes the minimum contacts to establish personal jurisdiction in Delaware and agree to a Delaware court’s exercise of personal jurisdiction. The parties hereto further agree that any disputes relating to this Agreement shall be brought in courts located in the State of Delaware.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6. Severability. If any provision of this Agreement shall be found invalid or unenforceable in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this Agreement as such circumstances may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

8. Complete Agreement. This Agreement, the Option Agreement and the Plan constitute the entire agreement between Optionee and the Company and they are the complete, final and exclusive embodiment of their agreement with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Optionee have caused this Agreement to be executed as of the date and year first above written.

VIVID SEATS INC.

By:
Name: Sarah Doll
Title: Chief People Officer

OPTIONEE

Signature:
Print Name: [•]

EXHIBIT A

Shares Subject to the Option	Option Price
[•]	[•]